AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT ("Agreement") is made and entered into as of this 21st day of August, 2000, by and between DAVID L. GAMSEY, an individual resident of the State of Georgia ("Employee"), and INNOTRAC CORPORATION, a Georgia corporation (the "Employer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Employee previously entered into an Employment Agreement with the Employer dated May 8, 2000, and the Employee and the Employer desire to amend and restate such Employment Agreement in its entirety as provided in this Agreement; and

         WHEREAS, the parties hereto desire to enter into an agreement for Company's continued employment of Employee on the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         Section 1         Employment.
         ---------         ----------

         Subject to the terms hereof, the Employer hereby employs Employee, and Employee hereby accepts such employment. Employee will serve as Chief Financial Officer and Senior Vice President of Employer or in such other executive capacity as the Board of Directors of Employer (the "Board of Directors") may hereafter from time to time determine. Employee agrees to devote his full business time and best efforts to the performance of the duties that Employer may assign Employee from time to time; provided that the Employee may also serve as an officer or director of Return.com Online, Inc. and may perform services for Return.com Online, Inc.; and provided further that the Employee may also serve on boards of directors or trustees of other companies and organizations, as long as such service does not materially interfere with the performance of his duties hereunder.

         Section 2         Term of Employment.
         ---------         ------------------

         The term of Employee's employment (the "Term") shall continue from the date hereof until the earlier of (a) December 31, 2005 or (b) the occurrence of any of the following events:

                  (i) The death or total disability of Employee (total disability meaning the failure to fully perform his normal required services hereunder for a period of three (3) months during any consecutive twelve (12) month period during the term hereof, as determined by the Board of Directors, by reason of mental or physical disability);

                  (ii) The termination by Employer of Employee's employment hereunder, upon prior written notice to Employee, for "good cause", as determined by the Board of Directors. For purposes of this Agreement, "good cause" for termination of Employee's employment shall exist (A) if Employee is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement, (B) if Employee fails to comply with the terms of this Agreement, and, within thirty (30) days after written notice from Employer of such failure, Employee has not corrected such failure or, having once received such notice of failure and having so corrected such failure, Employee at any time thereafter again so fails, (C) if Employee violates any of the provisions contained in Section 5 of this Agreement, or (D) if Employee tests positive for illegal drugs; or

                  (iii) The termination of this Agreement by either party upon at least ninety (90) days prior written notice.

         Section 3         Compensation.
         ---------         ------------

         3.1  Term of  Employment.  Employer  will  provide  Employee  with  the
              -------------------
following salary, expense reimbursement and additional employee benefits during the term of employment hereunder:

                  (a) Salary.  Employee will be paid a salary (the  "Salary") of
                      ------
         no less than Two Hundred Forty Thousand Dollars ($240,000) per annum, less deductions and withholdings required by applicable law. The Salary shall be paid to Employee in equal monthly installments (or on such more frequent basis as other executives of Employer are compensated). The Salary shall be reviewed by the Board of Directors of Employer on at least an annual basis.

                  (b) Bonus.  Employee  will be entitled to an annual bonus (the
                      -----
         "Bonus") of 35% of Salary at Plan (to be defined) with a 3-up-3-down formula. The Bonus shall be paid promptly upon the availability of annual financial results (which is expected to occur in early February of each year).

                  (c)  Car Allowance.  Employee shall receive a car allowance of
                       -------------
         Six Hundred Dollars ($600) per month.

                  (d)  Club  Dues.   Employee   will  be  provided  a  corporate
                       ----------
         membership at Employer's expense under its existing corporate membership at Sugarloaf and in the 1818 Club when it opens so that these facilities may be used for client entertainment.

                  (e) Vacation.  Employee  shall receive four (4) weeks vacation
                      --------
         time per calendar year during the term of this Agreement. Any unused vacation days in any calendar year may not be carried over to subsequent years.

                  (f)  Expenses.  Employer  shall  reimburse  Employee  for  all
                       --------
         reasonable and necessary expenses incurred by Employee at the request of and on behalf of Employer.

                  (g) Benefit Plans.  Employee may  participate in such medical,
                      -------------
         dental, disability, hospitalization, life insurance and other benefit plans (such as pension and profit sharing plans) as Employer maintains from time to time for the benefit of other senior executives of Employer, on the terms and subject to the conditions set forth in such plans.

                  (h) CPE Credits.  Employer  shall  reimburse  Employee for all
                      -----------
         reasonable and necessary expenses incurred by Employee in maintaining his CPA certificate under both state and Federal guidelines.

         3.2      Effect of Termination.
                  ---------------------

                  (a) Except as hereinafter provided, upon the termination of the employment of Employee hereunder for any reason, Employee shall be entitled to all compensation and benefits earned or accrued under
         Section 3.1 as of the effective date of termination (the "Termination Date"), but from and after the Termination Date no additional compensation or benefits shall be earned by Employee hereunder. Employee shall be deemed to have earned any Bonus payable with respect to the calendar year in which the Termination Date occurs on a prorated basis (based on the number of days in such calendar year through and including the Termination Date divided by 365) based upon the year to date financials and performance of the Employer and assuming performance at the target level for any individual performance criteria. Any such Bonus shall be payable upon termination.

                  (b) If Employee's employment hereunder is terminated by Employer pursuant to Section 2(b)(iii) hereof, then, in addition to any other amount payable hereunder, Employer shall continue to pay Employee his normal Salary pursuant to Section 3.1(a) for the twelve-month period immediately following the Termination Date if Employee is terminated within six months from his date of hire or for a six-month period if employee has worked for Employer for greater than six months (on the same basis as if Employee continued to serve as an employee hereunder for such applicable period). All stock options granted to Employee pursuant to Section 4 hereof shall be governed in accordance with Section 4.2 hereof upon termination of Employee's employment.

         3.3 Effect of Change in Control.  Notwithstanding Section 3.2(b) above,
             ---------------------------
if there is a Change in Control (as defined below) of the Employer and the Employee's employment is terminated within 18 months following the date of the Change in Control, the following provisions shall apply.

                  (a) If Employee's employment hereunder is terminated by Employer pursuant to Section 2(b)(iii) hereof or by Employee for "Good Reason" as defined below, then, in addition to any other amount payable pursuant to Section 3.2(a), the Employee shall be entitled to received the compensation and benefits set forth in subsections (i) through (iv) below:

                           (i) Base Salary.  Employee  will  continue to receive
                               -----------
                  his Salary as then in effect (subject to withholding of all applicable taxes) for a period of eighteen (18) months from his date of termination in the same manner as it was being paid as of the date of termination.

                           (ii) Health, Dental and Life Insurance Coverage.  The
                                ------------------------------------------
                  health, dental and group term life insurance benefits coverage provided to Employee at his date of termination shall be continued at the same level and in the same manner as if his employment under this Agreement had not terminated (subject to the customary changes in such coverages if Employee retires, reaches age 65 or similar events), beginning on the date of such termination and ending on the date eighteen (18) months from the date of such termination. Any additional coverages Employee had at termination, including dependent coverage, will also be continued for such period on the same terms, to the extent permitted by the applicable policies or contracts. Any costs Employee was paying for such coverages at the time of termination shall be paid by Employee by separate check payable to the Company each month in advance or by reduction of amounts owed to Employee by the Employer. If the terms of any benefit plan referred to in this Section, or the laws applicable to such plan, do not permit continued participation by Employee, then the Company will arrange for other coverage at its expense providing substantially similar benefits. The coverages provided for in this paragraph shall be applied against and reduce the period for which COBRA will be provided.

                           (iii) Stock Options. Notwithstanding any provision in
                                 -------------
                  any option agreement, all outstanding stock options granted to Employee by Employer or an affiliate of Employer shall become fully vested on the date of Employee's termination of employment and shall remain exercisable as provided in the applicable  option  agreement  or, if longer,  for a period of three (3) years following the date of termination of employment. To the extent necessary, this provision shall be deemed an amendment of any option agreement between the Employee and the Employer or an affiliate of the Employer.

                           (iv)  Other  Benefits.  For a  period  of  18  months
                                 ---------------
                  following the date of Employee's termination of Employment, the Employee shall continue to receive a car allowance as provided in Section 3.1(c) of this Agreement and reimbursement of club membership dues as provided in Section 3.2(c) of this Agreement.

                  (b) If Employee's employment hereunder is terminated by Employee pursuant to Section 2(b)(iii) hereof other than for "Good Reason" as defined below, then, in addition to any other amount payable pursuant to Section 3.2(a), the Employee shall be entitled to received the compensation and benefits set forth in subsections (i) through (iv) of Subsection 3.3(a) above, provided, however, that a period of 12 months shall be substituted for 18 months in subsections 3.3(a)(i),
         (ii) and (iv).

         3.4 Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                  (a)     "Change in Control" means any of the following events:
                           -----------------

                           (i) The acquisition (other than from the Employer) by
                  any person of beneficial ownership of fifty percent (50%) or more of the combined voting power of the Employer's then outstanding voting securities; provided, however, that for purposes of this Section, person shall not include any person who on the date hereof owns 25% or more of the Employer's outstanding securities, and a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Employer's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Employer or any of its subsidiaries, or (ii) any corporation, which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Employer in the same proportion as their ownership of stock in the Employer immediately prior to such acquisition.

                           (ii) Approval by  shareholders of the Employer of (1)
                  a merger or consolidation involving the Employer if the shareholders of the Employer, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Employer outstanding immediately before such merger or consolidation, or (2) a complete liquidation or dissolution of the Employer, or (3) an agreement for the sale or other disposition of all or substantially all of the assets of the Employer.

                           (iii) A change in the  composition  of the Board such
                  that the individuals who, as of the date of this Agreement, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Employer's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, including any successor to such Rule), or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, shall not be so considered as a member of the Incumbent Board.

                           (iv) The occurrence of any other event or circumstance which is not covered by (i) through (iii) above which the Board determines affects control of the Company and adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement.

                  (b) A "Good Reason" for  termination by Employee of Employee's
                         -----------
         employment shall mean the occurrence (without the Employee's express written consent), within the eighteen (18) month period following the date of a Change in Control, of any one of the following acts by the Employer, or failures by the Employer to act, unless, in the case of any act or failure to act described in paragraph (i) or (iv) below, such act or failure to act is corrected within 30 days after notice by the Employee to the Employer of the act or failure to act:

                           (i)  the   assignment   to  Employee  of  any  duties
                  inconsistent with Employee's title and status set forth herein, or a substantial adverse alteration in the nature or status of Employee's responsibilities at the Employer from those in effect immediately prior to the Change in Control;

                           (ii) a substantial reduction by the Employer in Employee's Base Salary;

                           (iii) the relocation of Employee's principal office to a place more than 50 miles from Atlanta, Georgia;

                           (iv) the  failure  by the  Employer  to  continue  in
                  effect any compensation or benefit plan or program in which Employee participates immediately prior to the Change in Control, which is material to Employee's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Employer to continue the Employee's participation in such plan (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Employee's participation relative to other participants, as existed at the time of the Change in Control.

                  The Employee's right to terminate the Employee's employment for Good Reason shall not be affected by the Employee's incapacity due to physical or mental illness, except for a total disability as defined in Section 2 above. The Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

         Section 4     Stock Options.
         ---------     -------------

         4.1 Term of  Employment.  So that Employee can share in the increase in
             -------------------
value of the business of Employer over time, Employee will be granted stock options as follows:

                  (a)  Option Grant.  Effective  as of May 9, 2000,  Employee is
                       ------------
         hereby granted a stock option to purchase 100,000 shares of common stock of Employer at an exercise price equal to the closing price of the common stock on May 8, 2000, which closing price is $6-3/16. Fifty percent of the option grant will become exercisable on the second anniversary of the date of grant with twenty-five percent of the option becoming exercisable on each of the third and fourth anniversaries of the date of the grant. The options granted under this Section 4.1(a) will expire ten years from the date of grant, except as otherwise provided in Section 4.2.

                  In addition, Employee will be granted a stock option to purchase 180,000 shares of common stock of Employer's newly formed (or to be formed) e-commerce business currently referred to as Return.com at an exercise of $.35 per share. Twenty-five percent of the option will become exercisable on each of the first, second, third and fourth anniversaries of the date of the grant. If this entity remains private, Employer and Employee will seek a mutually reasonable means to value such options and to provide liquidity to Employee.

                  (b) Sale or Merger.  All options granted to Employee  pursuant
                      --------------
         to this Agreement will become fully exercisable if a majority of the Employer is sold (or all or substantially all of the assets of Employer are sold) (by stock sale, merger or otherwise) to a third party.

                  (c) Stock Splits and Stock Dividends.  The number of shares of
                      --------------------------------
         common stock issuable upon exercise of options granted hereby and the exercise price of such options shall be automatically adjusted to reflect any change in the capitalization of Employer due to stock dividends or stock splits. If any adjustment under this Section would create the right of Employee to acquire a fractional share of stock, such fractional share shall be disregarded and the number of shares of common stock subject to the options shall be the next lower number of whole shares of common stock, rounding all fractions downward.

         4.2  Termination of Employment.  The grant of stock options to Employee
              -------------------------
under this Agreement shall not restrict or in any manner affect Employer's right to terminate the employment of Employee at any time, with or without cause, as herein provided. If Employee's employment is terminated pursuant to Section 2(b)(i) hereof or if Employee's employment is terminated by Employer pursuant to
Section 2(b)(iii), all options granted to Employee pursuant to Section 4.1(a) hereof shall immediately become exercisable upon such termination. In the case of a termination pursuant to Section 2(b)(i) hereof, the options will expire in accordance with their respective scheduled expiration dates. Except as provided in Section 3.3, in the case of a termination by Employer pursuant to Section 2(b)(iii) hereof, the options will expire on the first anniversary after the effective date of the termination of Employee's employment hereunder. Upon the death of Employee, any options that Employee would otherwise be entitled to exercise hereunder may be exercised by his personal representatives or heirs, as applicable. Except as provided in Section 3.3, if Employee's employment is terminated by Employer pursuant to Section 2(b)(ii) or by Employee pursuant to
Section 2(b)(iii), those options which are exercisable as of the date of such termination shall be exercisable for a period of 90 days after such termination (and all other options not then exercisable shall be forfeited as of such date), and after such 90-day period, all unexercised options will expire.

         4.3 Exercise. The options granted under Section 4.1 may be exercised by
             --------
Employee upon five business days' written notice of exercise to Employer, specifying the number of shares to be purchased and the total purchase price, accompanied by a check to the order of Employer, in the payment of such price. The exercise price of the options granted under Section 4.1 shall be payable in cash only. If Employer is required to withhold on account of any present or future tax imposed as result of any option exercise, the notice of exercise shall be accompanied by a check to the order of Employer for payment of the amount of such withholding.

         4.4  Nontransferable.  No option  granted  under  Section  4.1 shall be
              ---------------
transferable by Employee other than by will or by the laws of descent and distribution, and the options granted under Section 4.1 shall be exercisable during Employee's lifetime only by Employee. The options shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise.

         Section 5     Partial Restraint on Post-termination Competition.
         ---------     -------------------------------------------------

         5.1      Definitions. For the purposes of this Section 5, the following
                  -----------
definitions shall apply:

                  (a) "Company Activities" means the business of selling caller ID technology and hardware, fulfillment services, e-commerce fulfillment and e-commerce return services as well as other similar services that Innotrac or its subsidiaries is involved in at the date of this agreement.

                  (b) "Competitor" means any business, individual, partnership, joint venture, association, firm, corporation or other entity, other than the Employer or its affiliates or subsidiaries, engaged, wholly or partly, in Company Activities.

                  (c) "Competitive Position" means (i) the direct or indirect ownership or control of all or any portion of a Competitor; or (ii) any employment or independent contractor arrangement with any Competitor whereby Employee will serve such Competitor in any managerial capacity.

                  (d) "Confidential Information" means any confidential, proprietary business information or data belonging to or pertaining to Employer that does not constitute a "Trade Secret" (as hereinafter defined) and that is not generally known by or available through legal means to the public, including, but not limited to, information regarding Employer's customers or actively sought prospective customers, suppliers, manufacturers and distributors gained by Employee as a result of his employment with Employer.

                  (e) "Customer" means actual customers or actively sought prospective customers of Employer during the Term.

                  (f) "Noncompete Period" or "Nonsolicitation Period" means the period beginning the date hereof and ending on the first anniversary of the termination of Employee's employment with Employer.

                  (g) "Territory" means the area within a thirty-five (35) mile radius of any corporate office of Employer or any of its subsidiaries, affiliates or divisions.

                  (h) "Trade Secrets" means information or data of or about Employer, including but not limited to technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, products plans, or lists of actual or potential customers, clients, distributees or licensees, information concerning Employer's finances, services, staff, contemplated acquisitions, marketing investigations and surveys, that (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy.

                  (i) "Work Product" means any and all work product, property, data documentation or information of any kind, prepared, conceived, discovered, developed or created by Employee for Employer or its affiliates, or any of Employer's or its affiliates' clients or customers.

         5.2      Trade Name and Confidential Information.
                  ---------------------------------------

                  (a) Employee hereby agrees that (i) with regard to each item constituting all or any portion of the Trade Secrets, at all times during the Term and all times during which such item continues to constitute a Trade Secret under applicable law; and (ii) with regard to any Confidential Information, during the Term and the Noncompete
         Period:

                           (i) Employee shall not, directly or by assisting others, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected in any manner with, any business conducted under any corporate or trade name of Employer or name similar thereto, without the prior written consent of Employer;

                           (ii) Employee shall hold in confidence all Trade Secrets and all Confidential Information and will not, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, appropriate or otherwise communicate any Trade Secrets or Confidential Information, without the prior written consent of Employer; and

                           (iii) Employee shall  immediately  notify Employer of
                  any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which Employee becomes aware. Employee shall assist Employer, to the extent necessary, in the procurement or any protection of Employer's rights to or in any of the Trade Secrets or Confidential Information.

         5.3      Noncompetition.
                  --------------

                  (a) The parties hereto acknowledge that Employee is conducting Company Activities throughout the Territory. Employee acknowledges that to protect adequately the interest of Employer in the business of Employer it is essential that any noncompete covenant with respect thereto cover all Company Activities and the entire Territory.

                  (b) Employee hereby agrees that, during the Term and the Noncompete Period, Employee will not, in the Territory, either directly or indirectly, alone or in conjunction with any other party, accept, enter into or take any action in conjunction with or in furtherance of a Competitive Position. Employee shall notify Employer promptly in writing if Employee receives an offer of a Competitive Position during the Noncompete Term, and such notice shall describe all material terms of such offer.

         Nothing contained in this Section 5 shall prohibit Employee from acquiring not more than five percent (5%) of any company whose common stock is publicly traded on a national securities exchange or in the over-the-counter market.

         5.4 Nonsolicitation During Employment Term. Employee hereby agrees that
             --------------------------------------
Employee will not, during the Term, either directly or indirectly, alone or in conjunction with any other party solicit, divert or appropriate or attempt to solicit, divert or appropriate, any Customer for the purpose of providing the Customer with services or products competitive with those offered by Employer during the Term.

         5.5  Nonsolicitation  During  Nonsolicitation  Period.  Employee hereby
              ------------------------------------------------
agrees that Employee will not, during the Nonsolicitation Period, either directly or indirectly, alone or in conjunction with any other party solicit, divert or appropriate or attempt to solicit, divert or appropriate, any Customer for the purpose of providing the Customer with services or products competitive with those offered by Employer during the Term; provided, however, that the covenant in this clause shall limit Employee's conduct only with respect to those Customers with whom Employee had substantial contact (through direct or supervisory interaction with the Customer or the Customer's account) during a period of time up to but no greater than two (2) years prior to the last day of the Term.

         Section 6     Miscellaneous.
         ---------     -------------

         6.1 Severability. The covenants in this Agreement shall be construed as
             ------------
covenants independent of one another and as obligations distinct from any other contract between Employee and Employer. Any claim that Employee may have against Employer shall not constitute a defense to enforcement by Employer of this Agreement.

         6.2  Survival  of  Obligations.  The  covenants  in  Section  5 of this
              -------------------------
Agreement shall survive termination of Employee's employment, regardless of who causes the termination and under what circumstances.

         6.3  Notices. Any notice or other document to be given hereunder by any
              -------
party hereto to any other party hereto shall be in writing and delivered in person or by courier, by telecopy transmission or sent by any express mail service, postage or fees prepaid at the following addresses:

                  EMPLOYER
                  --------

                  Innotrac Corporation
                  6655 Sugarloaf Parkway
                  Duluth, GA  30097
                  Attention: Mr. Scott Dorfman
                                Chief Executive Officer
                  Telephone No.: (770) 717-2000

                  EMPLOYEE
                  --------

                  Mr. David L. Gamsey
                  115 Marsh Glen Point
                  Atlanta, Georgia 30328

or at such other address or number for a party as shall be specified by like notice. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or its agent.

         6.4  Binding Effect.  This  Agreement  inures to the benefit of, and is
              --------------
binding upon, Employer and their respective successors and assigns, and Employee, together with Employee's executor, administrator, personal representative, heirs, and legatees.

         6.5  Entire Agreement. This Agreement is intended by the parties hereto
              ----------------
to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by all of the parties hereto.

         6.6 Governing Law. This Agreement shall be deemed to be made in, and in
             -------------
all respects shall be interpreted, construed, and governed by and in accordance with, the laws of the State of Georgia. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority or by any board of arbitrators by reason of such party or its counsel having or being deemed to have structured or drafted such provision.

         6.7  Headings.  The section and  paragraph  headings  contained in this
              --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.8  Specific  Performance.  Each party hereto  hereby  agrees that any
              ---------------------
remedy at law for any breach of the provisions contained in this Agreement shall be inadequate and that the other parties hereto shall be entitled to specific performance and any other appropriate injunctive relief in addition to any other remedy such party might have under this Agreement or at law or in equity.

         6.9  Counterparts.  This  Agreement  may be  executed  in  two or  more
              ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         6.10  Public Announcement.  Neither party shall disclose that this
               -------------------
Agreement has been executed until such time as both parties mutually agree to such disclosure.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              INNOTRAC CORPORATION


                              By:    /s/ Scott Dorfman
                                   ---------------------------------------------
                                   Scott Dorfman
                                   Chief Executive Officer


                              EMPLOYEE


                                      /s/ David L. Gamsey
                              --------------------------------------------------
                              David L. Gamsey